UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT NVDLRT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2010

NOVADEL PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1200 Route 22 East, Suite 2000

Bridgewater, NJ 08807

(Address of principal executive offices) (Zip Code)

(908) 203-4640

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

On December 20, 2010, the stock quotation for NovaDel Pharma Inc., a Delaware corporation (the “Company”), under the symbol “NVDL” was deleted from the OTC Bulletin Board (the “OTCBB”). The symbol was deleted for factors beyond the Company’s control. Pursuant to Rule 15c2-11, the Company was deemed to be deficient in maintaining a listing standard at the OTCBB because the Company did not have a sufficient number of market makers providing quotes on the Company’s common stock on the OTCBB for four consecutive trading days. That determination was made entirely without the Company’s knowledge.

The Company’s common stock now trades exclusively on the OTCQB under the symbol “NVDL.” The OTCQB is a new electronic interdealer quotation system created by Pink OTC Markets, Inc, comparable to the OTCBB whereby all Securities and Exchange Commission (“SEC”) registered companies quoted on the OTC market are eligible to trade.

The Company’s shares remain tradable under the symbol “NVDL” on OTCQB. Investors can obtain a quote on the Company’s common stock by going to www.otcmarkets.com, and searching under the symbol “NVDL.”

The Company is seeking a new market maker to file a new Form 211 application with the Financial Industry Regulatory Authority (“FINRA”) in order to have the Company’s common stock reinstated on OTCBB.

The Company remains current in all its required SEC filings and with the regulators in the jurisdictions in which it operates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ STEVEN B. RATOFF
Name:	Steven B. Ratoff
Title:	President and Chief Executive Officer

Date: December 29, 2010